SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 17, 2004

Date of Report (Date of Earliest Event Reported)

INSIGHTFUL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	02-020992	04-2842217

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1700 Westlake Avenue North, #500, Seattle, Washington		98109-3044

(Address of principal executive offices)		(Zip Code)

(206) 283-8802

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On August 18, 2004, Insightful Corporation (the “Company”) announced that it had received a NASDAQ Staff Determination on August 17, 2004 indicating that Insightful failed to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14), and that its common stock is therefore subject to delisting from the NASDAQ Stock Market. A copy of the press release relating to receipt of the Staff Determination is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

99.1	Press Release of Insightful Corporation dated August 18, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHTFUL CORPORATION

Dated: August 18, 2004	By:	/s/ Kenneth J. Moyle, Jr.

Kenneth J. Moyle, Jr.
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Insightful Corporation dated August 18, 2004.